SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by Registrant ☒

Filed by Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

JPMorgan China Region Fund, Inc.

(Name of Registrant as Specified in Its Charter)

_______________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

(1)	Title of each class of securities to which transaction applies: ___________________________

(2)	Aggregate number of securities to which transaction applies: ____________________________

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):_______________

(4)	Proposed maximum aggregate value of transaction:_________________________________________

(5)	Total fee paid:_______________________________________________________________________

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:______________________________________________________________

(2)	Form, Schedule or Registration Statement No.:_____________________________________________

(3)	Filing Party: ________________________________________________________________________

(4)	Date Filed: _________________________________________________________________________

JPMORGAN CHINA REGION FUND, INC.

FOR IMMEDIATE RELEASE

Contacts:

Simon Crinage, President and Interested Director

Lucy Dina, Secretary

Telephone: +44 20 7742 4000

Email: lucy.j.dina@jpmorgan.com

Website: http://www.jpmchinaregionfund.com

JPMORGAN CHINA REGION FUND, INC.

ADJOURNMENT OF ANNUAL MEETING OF STOCKHOLDERS

June 10, 2016

BOSTON, MA, JPMorgan China Region Fund, Inc. (‘JFC’ or the ‘Fund’) announced today that the Fund’s Annual Meeting of Stockholders (‘Annual Meeting’) has been adjourned until July 20, 2016 because a quorum for the conduct of business was not present. The reconvened Annual Meeting will be held on July 20, 2016 at 11:00 a.m. Eastern Time at the offices of J.P. Morgan Asset Management, 270 Park Avenue, New York, NY 10017. The record date for the Annual Meeting remains March 24, 2016.

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE FUND

The Fund, the members of the Board that are not “interested persons” within the meaning of the Investment Company Act of 1940, as amended, (‘Independent Directors’) and JFIMI may be deemed to be participants in the solicitation of proxies of the Fund's stockholders in connection with the Annual Meeting. Stockholders of the Fund may obtain information about the Independent Directors, along with the Fund's interested Director and executive officers, including their beneficial ownership of shares of the Fund's common stock, and information about JFIMI, in the Proxy Materials and other relevant documents that have been filed by the Fund with the Securities and Exchange Commission (‘SEC’) in connection with the Annual Meeting. This solicitation may be made via regular or electronic mail.

Two activist shareholders, Ancora Catalyst Fund LP and Merlin Partners LP, (‘Ancora’) have submitted two stockholder proposals for which they intend to solicit votes. Ancora has sent a definitive proxy statement, white proxy card and related proxy materials to stockholders of the Fund seeking their support of each of the stockholder proposals at the Fund’s 2016 Annual Meeting. This solicitation recommends that you vote AGAINST Ancora’s proposals and FOR the election of Directors.

Stockholders and investors are urged to carefully read the proxy materials sent to stockholders and other documents filed with the SEC, because they contain important information.

Stockholders and investors may obtain a free copy of the proxy statement (including any amendments thereto if and when they become available) and other documents filed by the Fund with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Fund are available free of charge on the Fund’s internet website at http://http://www.jpmchinaregionfund.com

This release shall not constitute an offer to sell or a solicitation to buy, nor shall there be any sale of Fund securities in any state or jurisdiction in which such offer or solicitation or sale would be unlawful prior to registration or qualification under the laws of such state or jurisdiction.

Certain statements contained in this release may be forward-looking in nature. These include all statements relating to plans, expectations, and other statements that are not historical facts and typically use words like “expect,” “anticipate,” “believe,” and similar expressions. Such statements represent the current beliefs of the Board or JFIMI, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. The Board does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

The following factors, among others, could cause actual results to differ materially from forward-looking statements: (i) the need to obtain any necessary regulatory approvals; (ii) the effects of changes in market and economic conditions; (iii) other legal and regulatory developments; and (iv) other additional risks and uncertainties.

The Fund is a non-diversified, closed-end management investment company whose shares are traded on the New York Stock Exchange. The Fund trades under the symbol “JFC.”

The Fund seeks to achieve long-term capital appreciation through investments primarily in equity securities of companies with substantial assets in, or revenues derived from, the People's Republic of China, Hong Kong, Taiwan and Macau--collectively, the China Region.

JPMorgan Fund Services, in Boston, MA is the Fund’s accounting and administrative agent.

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